CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of Investment Grade Municipal Trust, Series 61, Colorado Insured Municipals Income Trust, Series 102, and Pennsylvania Insured Municipals Income Trust, Series 307 (included in Van Kampen Unit Trusts, Municipal Series 601) as of February 29, 2008, and for the period from March 9, 2006 (date of deposit) through February 29, 2007 and for the year ended and the financial highlights for the period from March 9, 2006 (date of deposit) through February 28, 2007 and for the year ended February 29, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-131439) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                               GRANT THORNTON LLP

New York, New York
June 24, 2008